TRANSITION SERVICES AGREEMENT/

     This Transition Services Agreement (this "Agreement") is made and entered into as of the - day of June 2001 (the "Effective Date") by and among Einstein/Noah Bagel Corp. ("ENBC") and Einstein/Noah Bagel Partners, L.P., with their principal offices at 1687 Cole Boulevard, Golden, Colorado 80401 (collectively, the "Sellers"), and Einstein Acquisition Corp., with its principal offices at 246 Industrial Way West, Eatontown, New Jersey, 07724 (the "Buyer").

     WHEREAS, pursuant to that certain Asset Purchase Agreement dated June 1, 2001 between the Sellers and the Buyer, as amended and/or restated through the date hereof (the "Asset Purchase Agreement"), the Buyer agreed to acquire certain assets and assume certain liabilities of the Sellers; and

     WHEREAS, following the Closing, the Sellers will be (i) taking steps to wind down the affairs of the Sellers, (ii) managing and winding down certain benefit plans, (iii) preparing and reviewing the Closing Statement and (iv) compl-eting other related activities (collectively, the "Post-Closing Matters");

     WHEREAS, it is anticipated that each of the current officers and directors of ENBC and New ENBPI, Inc., the general partner of Einstein/Noah Bagel Partners, L.P., as of the Closing (the "Management") shall continue to serve in such positions until the administrator (the "Administrator") assumes his/her duties as the sole director and officer of ENBC and New ENBPI, Inc.; it being the intention of the Sellers, after consultation with the major creditors in their Chapter 11 cases and Bagel Store Development Funding, L.L.C., to select the Administrator within thirty (30) days of the date hereof, and to receive approval of such selection from the United States Bankruptcy Court for the District of Arizona (the "Court"); and

     WHEREAS, pursuant to the Asset Purchase Agreement, the Buyer agrees to provide certain services to the Sellers to complete the Post-Closing Matters, such services to be provided in a manner that does not cause substantial disruption to the Buyer's business.

     NOW, THEREFORE, in consideration of the foregoing and mutual covenants and agreements contained herein, and for other valuable consider ation, the receipt and sufficiency of which is hereby acknowledged, the Buyer and the Sellers agree as follows:

1.                   TRANSITION SERVICES

     1.1 Post-Closing Employees. Prior to the Closing, the Sellers shall designate up to twelve (12) of the Sellers' current employees who are to be retained by the Buyer (with such designation to be reasonably acceptable to the Buyer) (the "Buyer-Retained Post-Closing Employees") who will, after the Closing, perform such functions as the Management or the Administrator, as the case may be, deem reasonably necessary to complete the Post-Closing Matters. The Buyer-Retained Post-Closing Employees shall primarily consist of employees from the Sellers' finance, legal and human resource departments. The Sellers may also designate other current employees of the Sellers who are not retained by the
Buyer to be Post-Closing Employees (as defined below) and these parties, together with such other parties who are necessary to complete the Post-Closing Matters, are hereinafter sometimes referred to as an "Other Retained Employee(s)." The Buyer-Retained Post-Closing Employees and Other Retained Employees together are sometimes referred to as "Post-Closing Employees."

     1.2 Service of the Buyer-Retained Post-Closing Employee. The Buyer may terminate the employment of a Buyer-Retained Post-Closing Employee only upon five (5) days written notice to Sellers, unless termination is for cause in which case no prior notice to Sellers is required. A Buyer-Retained Post-Closing Employee may not be terminated solely because he or she has been designated as a Post-Closing Employee. Further, the Buyer shall not reduce the base salary of any Buyer-Related Post-Closing Employee on account of his/her designation as a Post-Closing Employee (provided, Buyer shall not be otherwise prohibited from adjusting salaries) and shall provide any Buyer-Related Post-Closing Employee with substantially similar benefits provided to the Buyer's other employees during the term of this Agreement. In the event a Buyer-Retained Post-Closing Employee is terminated or resigns, Management or the Administrator, as the case may be, may designate a replacement Buyer-Retained Post-Closing Employee (with such designa tion to be reasonably acceptable to the Buyer and subject to the execution of a Severance Waiver (as defined in this Agreement), if required), and the employment of such new Buyer-Retained Post-Closing Employee shall be subject to all of the terms and provisions of this Agreement. Notwithstanding the foregoing, nothing in this Agreement shall change, alter or modify a Buyer-Retained Post-Closing Em ployee's status as an "at-will" employee of Buyer (if such Buyer-Retained Post-Closing Employee was and "at-will" employee of Sellers on the Closing Date). No provision of this Agreement is intended or shall be construed to create an employment agreement or grant or confer any right to enforce this Agreement to a Post-Closing Employee.

     1.3 Scope. Consistent with the discharge of his/her duties as an employee of the Buyer, each of the Buyer-Retained Post-Closing Employees shall be required to devote a sufficient amount of his or her working time to the Sellers as requested by the Management or the Administrator, as the case may be, to complete the Post-Closing Matters; provided , however, that no Buyer-Retained Post-Closing Employee shall be required to devote more than (i) fifteen percent (15%) of his or her working time on Post-Closing Matters to the Sellers during the period prior to the earlier of (a) sixty (60) days after the Closing or (b) approval by the Bankruptcy Court of the appointment of the Administrator, and
(ii) thirty-three and one-third percent (331/3%) of his or her working time on Post-Closing Matters thereafter, with such percentages to be measured on a weekly and a monthly basis. The Buyer-Retained Post-Closing Employees will be required to maintain complete and accurate records of all time spent by them on Post-Closing Matters. The Buyer-Retained Post-Closing Employees will not act on behalf of the Sellers in resolving disputes with the Buyer, including but not limited to, preparation of the Closing Statement and handling of claims by or against the Buyer, if they have accepted, or intend in the future to accept, employment with the Buyer. The Sellers and the Buyer will reasonably cooperate with one another so that the use of Buyer-Related Post-Closing Employees on Post-Closing Matters will not disrupt the Buyer's business operations.

     1.4 Resolution of Post-Closing Matters. The Sellers shall use their commercially reasonable efforts to complete all Post-Closing Matters as soon as practicable following the Closing.

     1.5 Employment and Severance Agreements. The Sellers will use their commercially reasonable efforts to cause each Buyer-Retained Post-Closing Employee to enter into an agreement stating that the service provided by such Buyer-Retained Post-Closing Employee with respect to Post-Closing Matters will not trigger or give rise to the right of such Buyer Retained Post-Closing
Employee to receive any change of control or severance payment under any employment agree ment or severance agreement (such agreement being referred to as a "Severance Waiver"). To the extent the Sellers are unable to obtain such agreement, the parties agree that such employee will not be considered
"reasonably acceptable" to the Buyer in accordance with Section 1.1 and such employee shall not be deemed a Buyer-Retained Post-Closing Employee for any purpose until such employee enters into a Severance Waiver.


2.       REASONABLE ACCESS AND USE

     2.1 Facilities and Equipment. The Buyer shall provide the Sellers, the Management, the Administrator and the Post-Closing Employees (and profes sion-als retained by them) with reasonable access to the same or substantially similar phone, copying, computer and printer equipment used by them prior to the Closing in the ordinary course of business, and reasonable access to the same or substantially similar computer systems used by them prior to the Closing to the extent necessary to complete the Post-Closing Matters, including, but not limited to, the historical payables information, pre-Closing general ledgers and the ability to process checks; provided that the Buyer may take reasonable steps to ensure that the Buyer's post-Closing payables systems are separate and secure from the historical payables system, the post-Closing general ledgers and other post-Closing financial systems; and provided further that the Sellers may not process a check from the Buyer's systems until the earlier of the date that is
(i) the date the Buyer determines that the post-Closing payables are separate and secure from the historical payables system and (ii) ten (10) business days from the Closing Date; provided, however, that if separation and/or securing of the payable system has not occurred within such ten (10) business day period, the Sellers and the Buyer shall reasonably cooperate in issuing any payments that may be required to be made by the Sellers from the payable system.

     2.2 Records. The Buyer shall provide to the Sellers, the Man age-ment, the Administrator, the Post-Closing Employees (and their respective advisors, including accountants and legal counsel) reasonable access during normal business hours to pre-Closing accounting and other records and information neces sary for the completion of the Post-Closing Matters. In this regard, the Buyer shall be required to possess, retain and otherwise store such books and records on its premises, and shall not abandon or destroy such materials, as long as this Agreement is in effect, except as provided below. In the event that the Buyer desires to abandon or destroy such books and records, the Buyer shall first notify the Management or the Adminis-trator, as the case may be, of such desire, and then allow the Management or the Administrator, as the case may be, a reasonable opportunity to copy and/or take possession of all or any portion of such records prior to abandoning or destroy ing such materials.

     2.3 Reasonable Use . Subject to the provisions of Subsection 2.4 below regarding personnel who are not Buyer-Retained Post-Closing Employees, the Buyer shall allow the Management, the Administrator and the Post-Closing Employ ees to use the offices, office space, supplies and equipment as assigned by the Buyer during the time period that the Post-Closing Employees are working for the Sellers on the Post-Closing Matters, including, but not limited to, (a) use of the mailroom facilities for services provided in the ordinary course of business and (b) use of the telephone systems. Notwithstanding the foregoing, the Buyer shall use its commer cially reasonable best efforts to provide the Buyer-Retained Post-Closing Employees office space which is comparable to their current offices.

     2.4 Facilities, Equipment and Records Relative to Other Retained Employees. The Buyer shall make a reasonable amount of space available at the support center in Golden, Colorado (or any replacement facility) for use by Other Retained Employees with respect to completion of Post-Closing Matters (the "Segre-gated Space"). Notwithstanding the foregoing, Other Retained Employees shall have the use of the facilities, equipment and records as set forth in subsections 2.1, 2.2 and 2.3 above, provided, however, that the Buyer shall endeavor to set up separate support equipment within the Segregated Space (telephones, copiers, computers, etc.) to the extent practical for use by the Other Retained Employees. Documents and other records retained by the Sellers that were not transferred to the Buyer pursuant to the Asset Purchase Agreement shall, at the Sellers' option, be removed by the Sellers to the Segregated Space or to such other places as the Sellers may designate. Notwithstanding anything contained in subsection 2.3 to the con trary, no person who is not a Buyer-Retained Post-Closing Employee shall maintain his/her current office or equipment unless the Buyer otherwise agrees in writing. Further, with respect to the Other Retained Employees' use and access to the Buyer's facilities (other than the Segregated Space) and equipment as described in subsec tions 2.1 and 2.3, the Sellers and the Buyer agree to discuss in good faith and to make reasonable accommodations for the Other Retained Employees' access to such facilities and equipment prior to such Other Retained Employee being granted reasonable access to such facilities and equipment.

     2.5 Buyer's Use. The Sellers and the Buyer will reasonably cooper-ate with one another to assure that the Sellers use of the designated facilities, equipment and records with respect to Post-Closing Matters will not disrupt the Buyer's business operations.

     2.6 Confidentiality.

     (a) The Buyer and the Sellers agree that (i) the offices, equip-ment, computers and other resources made available to the Sellers pursuant to this Agreement may be secured by reasonable means by the Sellers, the Manage ment, the Administrator or the Post-Closing Employees as they pertain to Post-Closing Matters and/or assets not purchased or liabilities not assumed by the Buyer,
(ii) all of the Sellers' records and information related to Post-Closing Matters and/or assets not purchased or liabilities not assumed by the Buyer shall remain confidential, and (iii) the Buyer shall use the same level of care with respect to protecting the confidential information of the Sellers, the Management, the Adminis trator and the Post-Closing Employees as it would to maintain the same confidential information as if it were its own except to the extent that the Buyer is required to disclose such confidential information pursuant to the Securities Exchange Act of 1934, as amended or the Securities Act of 1933, as amended.

     (b) Each party hereby acknowledges it may have access to certain confidential documents and information belonging to the other parties hereto, and hereby agrees it will use commercially reasonable efforts to maintain the confi-dentiality of such documents and information. The obligation of the parties to hold any such information in confidence shall be satisfied if such parties shall exercise the same level of care with respect to such information as they would take to preserve the confidentiality of their own information.

3.       FEES

     3.1 Fees. During the term of this Agreement, the Sellers shall pay the Buyer a monthly fee for all materials, services and other items provided to the Sellers under this Agreement equal to the sum of the following:

     (a) the percentage of the base salary of each  Buyer-Retained  Post-Closing
Employee equal to the percentage of time each such Buyer-Retained Post-Closing Employee works on behalf of the Sellers plus an amount equal to thirty percent of such percentage of the Buyer-Retained Post-Closing Employee's base salary (for purposes of this Section 3(a), a member of the Management shall be considered a Buyer-Retained Post-Closing Employee if he or she is employed by the Buyer while acting as a member of the Management); and

     (b) a sum of not more than $5,000.00 per month for the use of the Buyer's facilities and equipment (other than the Segregated Space), provided that the Sellers and the Buyer will confer on a periodic basis to discuss reduction of this amount based upon the Sellers actual usage of the Buyer's facilities and equipment.

     3.2 Other Expenses. The Sellers shall be responsible for the costs and expenses of establishing and operating the Segregated Space and procuring and operating any support equipment located therein and shall pay monthly rental to the Sellers based upon the size of the Segregated Space in relation to the total premises of which it is a part. All out-of-pocket expenses incurred by the Post-Closing Employees, Management or the Administrator that are directly attributable to the performance of duties relating to the Post-Closing Matters shall be the responsibility of the Sellers

     3.3 Payment. Within ten (10) business days after the Closing, the Sellers shall deposit the sum of twenty-five thousand ($25,000) dollars with a mutually acceptable escrow agent (the "Retainer Account") as a retainer for payment of fees and expenses under this Agreement. The fees and expenses contemplated in the prior subsection shall be invoiced by the Buyer at the end of each calendar month. The Buyer may draw on the Retainer Account in an amount equal to such invoice. In the event Sellers dispute all or part of the invoice (with the exception of the amount referenced in subsection 3(b) which may not be the subject of dispute) in writing within three (3) business days of receipt of the invoice, the Buyer shall deposit an amount equal to the disputed amount back into the Retainer Account. The Sellers shall replenish the Retainer Account within twenty (20) business days after notice of each draw so that the balance equals $25,000.

4.       INDEMNITY

     4.1 Indemnity.

     (a) The Sellers jointly and severally hereby agree to indemnify and hold harmless the Buyer (and each of its respective officers, stockholders, directors, and employees, including, but not limited to, the Buyer-Retained Post-Closing Employees, as applicable) from and against any and all claims, liabili ties, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) related to or arising, directly or indirectly, from any act or omission by the Management, the Administrator or a Post-Closing Employee (but not with respect to acts or omissions of Buyer-Retained Post-Closing Employees that occur or do not occur, as the case may be, at the direction of the Buyer) on behalf of the Sellers relating to Post-Closing Matters and the use of the Buyer's employees, facilities, equipment and records as contemplated hereby, but only as to any such act or omission occurring prior to the termination of this Agreement pursuant to Section 5.6 hereof.

     (b) The party entitled to indemnification pursuant to this Section 4 (the "Indemnitee") shall give to the party obligated to provide indemnifica-tion pursuant to this Section 4 (the "Indemnifying Party") written notice of any claim, suit, judgment or matter for which indemnity may be sought under this
Section 4, promptly but in any event within fifteen (15) days after the Indemnitee receives actual notice of the matter that may give rise to the claim for indemnifica tion; provided, however, that failure by the Indemnitee to give such actual notice shall not relieve the Indemnifying Party from any liability it may otherwise have pursuant to this Section 4 unless such Indemnifying Party has been materially prejudiced by the delay.

     (c) The Indemnifying Party shall have the right, at its option, to be represented by counsel of its choice and to assume the defense or otherwise control the handling of any claim, suit, judgment or matter for which indemnity is sought, as set forth in the notice sent by the Indemnitee, by notifying the Indemnitee in writing to such effect within thirty (30) days of receipt of such notice. If the Indemnifying Party does not give timely notice in accordance with the preceding sentence, the Indemnifying Party shall be deemed to have given notice that it does not wish to control the handling of such claim, suit or judgment. Whether or not the Indemnifying Party elects (by notice in writing within such thirty (30) day period) to assume the defense of or otherwise control the handling of any such claim, suit, judgment or matter for which indemnity is sought, the Indemnifying Party shall indemnify and hold harmless the Indemnitee from and against any and all costs, demands, losses, liabilities, obligations, claims, causes of action and expenses suffered. The Indemnitee may retain counsel, the reasonable fees and expenses of which shall be treated as an indemnifiable expense hereunder, to defend such claim, suit, judgment or matter in the event the Indemnifying Party does not assume the defense or otherwise control the handling of the matter; provided, however, that all indemnifiable expenses incurred by the Indemnitee shall be considered fees due the Indemnitee by Sellers pursuant to Section 3 of this Agreement.

     (d) The parties shall cooperate in the defense of any such claim, litigation or matter and each shall make available all books and records which are relevant in connection with such claim or litigation. The Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to any matter which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnitee from all liability with respect thereto, without the written consent of the Indemnitee.


5.       GENERAL

     5.1 Cooperation.

     (a) The Buyer shall from time to time, at the request of the Sellers, the Management or the Administrator, make its employees (the "Transferred Employees") reasonably available to the Sellers, the Management, the Administrator and the Post-Closing Employees to the extent necessary to complete the Post-Closing Matters. The Buyer acknowledges that the Sellers, the Management, the Administra-tor and the Post-Closing Employees require reasonably significant access to the Transferred Employees and Pre-Closing records after the Closing, and the Buyer agrees to provide access to the Transferred Employees and Pre-Closing records of the Buyer after the Closing. The Sellers agree that such services shall be provided in a manner that does not cause substantial disruption to the Buyer's business.

     (b) To the extent necessary to complete the Sellers' Form W-2's and any necessary benefit plan audits, the Sellers, the Management, the Administra tor and the Post-Closing Employees may have reasonable access to the working time of the employees of the Seller who were previously engaged in handling such matters (the "Benefits Employees"); provided, however, that the Sellers, the Management, the Administrator or the Post-Closing Employees provide notice to the Buyer regarding such access to the Benefits Employees and access is provided to the Buyer to the working time of the Benefits Employees upon the Buyer's reasonable request.

     5.2 Entire Agreement. This Agreement (including any exhibits and other documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof, including any transaction between or among the parties hereto.

     5.3 Assignment. Neither the Sellers nor the Buyer may assign its rights or obligations under the Agreement without prior written consent of the other parties; provided that the Sellers may assign their rights and obligations, without consent of the Buyer, to any entity created under or in connection with a plan filed in the Chapter 11 Cases, except that any assignment or delegation to any entity which engages in substantial competition with the Buyer shall require consent of the Buyer, which consent may be unreasonably withheld, conditioned or delayed.

     5.4 Defined Terms. Capitalized terms used in this Agreement that are not defined herein shall have the meaning ascribed to such terms in the Asset Purchase Agreement.

     5.5 Amendments and Waivers. No amendments or modifications to this Agreement shall be valid and binding on the parties unless set forth in writing and duly executed by the parties. No waiver with respect to this Agreement shall be enforceable unless set forth in writing and signed by the party against whom enforce ment is sought. Silence, acquiescence or inaction shall not be deemed a waiver of any right. No failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.

     5.6 Termination. Notwithstanding anything herein to the contrary, this Agreement and any rights granted hereunder can be terminated by the Buyer or the Sellers upon (a) mutual consent of the parties to this Agreement; or (b) any material breach or default by the other party of any provision or obligation of this Agreement that is not cured within twenty (20) business days after written notice is delivered to such party of such breach or default, except for a default by the Sellers under subsection 3.3 of this Agreement. This Agreement shall terminate on the earlier of (i) the date that is twelve (12) months from the date hereof and (ii) the date that the Sellers wind-up operations.

     5.7 Notice. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, or (c) the expiration of five (5) business days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):


                         (a)  if to the Buyer, to

                              New World Coffee-Manhattan Bagel, Inc.
                              246 Industrial Way West
                              Eatontown, NJ 07724
                              Attention: Ramin Kamfar

                              With a copy to:

                              Gibbons, Del Deo, Dolan, Griffinger & Vecchione One Riverfront Plaza
                              Newark, NJ  07102
                              Attention: Paul DeFilippo, Esq.

                              Ruskin, Moscou, Evans & Faltischek P.C.
                              170 Old Country Road
                              Mineola, New York 11401
                              Attention: Stuart Sieger, Esq.

                         (b)  if to the Sellers, to

                              Einstein/Noah Bagel Corp. and
                              Einstein/Noah Bagel Partners L.P.
                              1687 Cole Boulevard
                              Golden, Colorado 80401
                              Attention: Paul A. Strasen, Esq.

                              With a copy to:

                              Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive
                              Chicago, Illinois 60606
                              Attention: J. Eric Ivester, Esq.

     5.8 Section Headings. The section and subsection headings in this Agreement are used solely for convenience of reference, do not constitute a part of this Agreement, and shall not affect its interpretation.

     5.9 Severability. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

     5.10 References. All words used in this Agreement shall be con strued to such number or gender as the context requires or permits. Unless a particu lar context clearly requires otherwise, the words "hereof" and "hereunder" and similar references refer to this Agreement in its entirety and not to any specific section or subsection of this Agreement.

     5.11 No Third-Party Beneficiaries. No provision of this Agreement is intended to or shall be construed to grant or confer any right to enforce this Agreement, or any remedy for breach of this Agreement, to or upon any person including, but not limited to, any Post-Closing Employee, other than the parties hereto, except that (a) nothing in this Section 5.11 shall be in derogation of the rights or obligations of any assignee under Section 5.3 of this Agreement and (b) the members of the Management and the Post-Closing Employees shall be express third-party beneficia-ries of the Sellers' covenants in Section 4.1 hereof.

     5.12 Governing Law . This agreement shall be governed and con-strued in accordance with the laws of the state of New York applicable to contracts made and performed in such state and without regard to conflicts of laws doctrines.

     5.13 Jurisdiction. Until such time as the Debtors' Cases are closed, the Sellers and the Buyer hereby irrevocably submit to the exclusive jurisdiction of the United States Bankruptcy Court for the District of Arizona for the purpose of any action or proceeding arising out of or relating to this Agreement and the Sellers and the Buyer hereby irrevocably agree that all claims in respect of to such action or proceeding shall be heard and determined in such court. The Sellers and the Buyer agree that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdic tions by suit on the judgment or in any other manner provided by law. After the Debtors' Cases are closed, the Sellers and the Buyer hereby irrevocably submit to the jurisdiction of the courts of the State of New York for any and all disputes between the parties hereto, whether in law or equity, arising out of or relating to this Agreement.


     IN WITNESS WHEREOF, the Sellers and the Buyer have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, as of the date first above written.


Einstein/Noah Bagel Corp.


By:/s/ Paul A. Strasen
   -------------------
     Name: Paul A Strasen
     Title: Senior Vice President


Einstein/Noah Bagel Partners L.P.


By:/s/ Paul A. Strasen
   -------------------
     Name: Paul A Strasen
     Title: Vice President, Einstein/Noah Bagel Partners, Inc.
     Its: General Partner


Einstein Acquisition Corp.


By: /s/
    ----------------------
     Name:
     Title:
     Its: